Exhibit 99.p.2


                         CODE OF ETHICS FOR EMPLOYEES OF

                           PRIMECAP MANAGEMENT COMPANY


The following Code of Ethics shall apply to all employees of PRIMECAP Management Company. This Code of Ethics is based on the principle that all PRIMECAP employees owe a fiduciary duty to the firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid:
(i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest. All PRIMECAP employees are considered access persons as defined under Rule 204A-1 of the Advisers Act. An access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person's household.



        I. CODE OF CONDUCT FOR SECURITIES TRADING AND RELATIONS WITH BROKERS/ DEALERS


                1. It is basic policy that no PRIMECAP employee shall be permitted to profit from the firm's securities activities. Accordingly, no employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, (including, but not limited to, securities held by an employee's spouse or minor children or any trust in which an employee serves as trustee, custodian, or beneficiary) and which to his or her actual knowledge at the time of such purchase or sale:


                        (ii) is being considered for purchase or sale by any client accounts; or
                        (iii)   is being purchased or sold by a client account.


                2. No employee shall disclose to anyone outside the firm the securities activities engaged in or contemplated for the various portfolios of the firm.


                3. No employee shall seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the firm because of such person's association with the firm.


                        For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the firm will not be considered to be in violation of this section:



                        (i)     an occasional meal;
                        (ii) an occasional ticket to a sporting event, the theater, or comparable entertainment;
                        (iii) a holiday gift of fruit or other goods, provided however, that such a gift is made available to all PRIMECAP employees.



                4. No employee shall acquire any securities in an initial public offering.


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                5.      No employee shall purchase or sell a security  within at
                        least seven calendar days before and after any client account trades in that security. Any profits improperly realized on trades within the proscribed periods will be subject to disgorgement.


                6. No employee shall purchase any securities in a private placement, without prior approval of the Investment Committee.


                7. No employee shall profit in the purchase and sale, or sale and purchase, of the same or equivalent reportable securities within 60 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement. Investments in affiliated mutual funds including the Vanguard/PRIMECAP and Capital Opportunity Funds are considered reportable securities, but are subject to the exceptions and restrictions set forth in provision 8 below.


                8. All employees must comply in all respects with the policies and standards set forth in the
                        Vanguard/PRIMECAP and Capital Opportunity Funds' (the Funds) prospectuses, including specifically the restrictions on market timing activities and exchanges. All employees who redeem shares of the Vanguard/PRIMECAP or Capital Opportunity Fund purchased within the preceding 30 days (a "short-term affiliated mutual fund trade") must report the short-term affiliated mutual fund trade to the Compliance Officer no more than two business days after the redemption. The Compliance Officer will monitor the affiliated mutual fund trading activity of all employees through the quarterly reports submitted by all employees. An employee may be required to relinquish any profit made on a short-term affiliated mutual fund trade and will be subject to disciplinary action if (a) they fail to report the short-term affiliated mutual fund trade, or (b) the Compliance Officer determines that the short-term affiliated mutual fund trade was detrimental to the interests of the fund or its shareholders. For purposes of this paragraph (a) a redemption includes a redemption by any means, including an exchange out of the Funds; and (b) this policy does not cover purchases and redemptions/sales effected on a regular periodic basis by automated means, such as monthly purchases or redemptions to a checking or savings account.


                9. No employee shall serve on the board of directors of any publicly traded company without prior authorization of the Investment Committee.


        II.     PRIOR   APPROVAL   REQUIRED   BEFORE   MAKING   ANY   SECURITIES
                TRANSACTIONS


                1. All employees shall receive prior approval from the Compliance Officer (David Van Slooten) before purchasing or selling the reportable securities set forth in provision 2 and 3 below.


                2. A "reportable security" means any type of investment (excluding non-affiliated mutual funds, commodities and direct obligations of the United States Government) normally handled by stockbrokers. Private placements are also reportable securities. All options and fixed income securities are subject to this policy, but special provisions apply in those cases (see 4 below).


                3. Options are governed by the same procedures outlined above, including the requirement to check in advance of purchase. (Be sure to mention your interest is in an option.) Options may not be purchased whose underlying security is on the Action List. If, after the option is purchased, the stock underlying the option has been presented as a candidate for purchase (or if you have reason to believe it may be so presented) by a client account, then you must close out your option immediately.


                4. Investments in affiliated mutual funds, including the Vanguard/PRIMECAP and Capital Opportunity Funds, are considered reportable securities subject to the firm's quarterly and annual reporting requirements. Prior approval from the Compliance Officer before purchasing or selling is not required, but such transactions are subject to the specific requirements set forth in Provision 8, Part I of this Code of Ethics.


                5. A "reportable security" does not include shares of money market funds and money market instruments with maturities of one year of less and debt instruments rated "A" or higher by Moody's Investor Service, Inc. or Standard & Poor's Corporation. However, debt instruments (other than U.S. Government obligations, bankers acceptances, CD's and commercial paper) are subject to the firm's quarterly and annual reporting requirements.


                6. If the stock to be purchased or sold is not on the Action List, the Compliance Officer will give you an approval, and the Secretary of the Investment Committee (Lynne Opdyke) will record this in her records. Your quarterly report of personal security transactions will be checked against her records.


                7. If the stock to be purchased or sold is on the Action List, the Compliance Officer will check with all of the portfolio managers and primary coverage analyst in order to determine if you can obtain approval.


                8. Clearance is good for five trading days (including the day of your check) unless the clearance is revoked prior to the end of the five days. If you have not executed your transaction within this period, you must recheck.


                9. Employees should inform their securities broker that they are employed by an investment adviser. The broker is subject to certain rules designed to prevent favoritism toward such accounts.


        III.    REPORTING REQUIREMENTS


                1. All employees shall disclose to the Secretary all personal securities holding upon commencement of employment and thereafter on an annual basis as of December 31. Such annual report shall include a listing of owned securities and either market value or number of shares owned for each security.


                2.      All  employees  shall direct their  brokers to supply to
                        the Secretary, on a timely basis, duplicate copies of the confirmation of all personal securities transactions.


                3.      All employees shall certify annually that:


                        (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;
                        (ii) they have complied with the requirements of the Code of Ethics; and

                        (iii)   they  have  reported  all  personal   securities
                                transactions required to be reported pursuant to the requirement of the Code of Ethics.


                4. All employees shall make quarterly reports to the Secretary, which shall be made no later than 30 days after the end of each calendar quarter (including those periods on which no securities transactions were effected). A report shall be made on the form attached hereto as Exhibit A, containing the following information:

                        (i) the date of transaction, the title and the number of shares, and the principal amount of each security involved;
                        (ii)    the nature of the transactions (i.e.,  purchase,
                                sale, or any other type of acquisition);
                        (iii)   the price at which the transaction was effected;
                                and,
                        (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.


                5. The Secretary shall notify each employee that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.


                6.      If an employee has any  economic  interest in a security
                        held by a client account (or considered for acquisition), he or she shall so notify the Investment Committee.


                7. All of the foregoing reports shall be retained for five years.

STATEMENT OF FACT


     o  I am not purchasing an Initial Public Offering.

     o I am not making a private-placement purchase, unless I receive prior approval.

     o I am not effecting a transaction which would result in a trading profit (of the same or equivalent security) with a holding period of 60 days or less.

     o I am not purchasing or selling a security within at least 7 days before and after any client account trades in that security.

     o I have received prior approval from the Compliance Officer to make this trade. Approval (which is revocable at any time) is good for only five trading days, and is granted if the stock is not on PRIMECAP's Action List. If the stock is on the Action List, I hereby confirm that prior approval has also been received from all portfolio managers and the primary coverage analyst.



         --------------------------         ---------------------
         Signature                                 Date











         PERSONAL
         TRANSACTIONS




         Shares/
         $ Face                                Approx.
         Amount            Security                 Market        Account Broker
         ------            --------                 ------        --------------

                                       Exhibit A

                                                                                  Broker, Dealer, Bank
 Date           # Shares       Price       Buy    Sell    Other      Security     through whom effected
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
------------ ---------------- ------------ ------ ------ -------- --------------- ----------------------

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


Prepared for the period: October 1, 1994 through December 31, 1994.

Since the law requires that these reports be filed, please complete the above.

You may exclude transactions in accounts over which you had no direct or indirect control or influence, transactions involving direct obligations of the United States Government, shares of PRIMECAP Management Company, money market instruments and funds, and unaffiliated mutual funds. Report all other transactions, including transactions in mutual funds managed or advised by PRIMECAP.

If you had no security transactions during this period, enter "NONE" under the "Security" column.


--------------------         ---------------------------------
Date                                Signature



                             ---------------------------------
                             Please print or type name

                                    PRIMECAP
                               MANAGEMENT COMPANY

                              225 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101





TO:   All Employees

FR:   Directors of PRIMECAP Management Company

RE:   CODE OF ETHICS


      I hereby certify that I have read and understand the firm's Code of Ethics. I acknowledge that I am subject to this Code and its appropriate reporting requirements.





                                            -------------------------------
                                            Employee's Signature



                                            -------------------------------
                                            Date